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                                                                   Exhibit 10(i)
[DELOITTE & TOUCHE LLP LETTERHEAD]

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 9 to the Registration Statement No. 333-11131 of The New England Variable Account (the "Variable Account") of Metropolitan Life Insurance Company (the "Company") of our reports dated April 22, 2002 and February 12, 2002, respectively, appearing in the Statement of Additional Information, which is part of such Registration Statement.

We also consent to the reference to us under the "Experts" in such Statement of Additional Information.

/s/ Deloitte & Touche LLP

New York, New York
April 26, 2002